Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

ParkOhio Reports Strong Second Quarter Results

CLEVELAND, OHIO, July 27, 2011 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its second quarter ended June 30, 2011.

SECOND QUARTER RESULTS

Edward F. Crawford, Chairman and Chief Executive Officer, stated, “ParkOhio continues to gain momentum.”

Net sales were $246.8 million for second quarter 2011, an increase of 24% from net sales of $198.3 million for second quarter 2010. During the second quarter of 2011, the Company refinanced its senior subordinated notes and amended its revolving credit facility, resulting in one-time debt extinguishment costs of $7.3 million and a provision for income taxes of $2.1 million due to the retirement of senior subordinated notes that were held by a foreign affiliate. With the refinancing charges, the Company had a second quarter net loss on a GAAP basis of $(1.1) million or $(.10) per share.

Net income, before the refinancing charges, was $8.3 million or $.69 per share dilutive. Net income for the second quarter of 2010 was $3.4 million or $.29 per share dilutive.

SIX MONTHS RESULTS

Net sales were $488.4 million for the first six months of 2011, an increase of 25% from net sales of $390.0 million for the same period of 2010. Net income on a GAAP basis for the first six months of 2011 was $7.6 million or $.64 per share dilutive.

Net income, before the refinancing charges, was $17.1 million or $1.42 per share dilutive. Net income for the first six months of 2010 was $5.5 million, or $.47 per share dilutive.

A conference call reviewing ParkOhio’s second quarter results will be broadcast live over the Internet on Thursday, July 28, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.

ParkOhio is a leading provider of supply chain logistics services and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 31 manufacturing sites and 46 supply chain logistics facilities.

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

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Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

(In Thousands, Except per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net sales	$246,808	$198,303	$488,436	$390,004
Cost of products sold	201,628	165,005	401,321	327,368

Gross profit	45,180	33,298	87,115	62,636
Selling, general and administrative expenses	28,846	22,337	54,511	43,305

Operating income	16,334	10,961	32,604	19,331
Interest expense	6,894	6,167	12,757	11,603
Debt extinguishment costs	7,335	0	7,335	0

Income before income taxes	2,105	4,794	12,512	7,728
Income taxes	3,212	1,379	4,890	2,247

Net Income (loss)	($1,107)	$3,415	$7,622	$5,481

Amounts per common share:
Basic	($0.10)	$0.30	$0.66	$0.49
Diluted	($0.10)	$0.29	$0.64	$0.47

Common shares used in the computation:
Basic	11,545	11,475	11,503	11,229
Diluted	11,545	11,956	12,000	11,747

Other financial data:
EBITDA, as defined	$21,303	$15,777	$41,971	$28,827

Note A—EBITDA, as defined, reflects earnings before interest, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to EBITDA, as defined:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income (loss)	($1,107)	$3,415	$7,622	$5,481
Add back:
Income taxes	3,212	1,379	4,890	2,247
Interest expense	6,894	6,167	12,757	11,603
Debt extinguishment costs	7,335	0	7,335	0
Depreciation and amortization	4,274	4,265	8,229	8,433
Miscellaneous	695	551	1,138	1,063

EBITDA, as defined	$21,303	$15,777	$41,971	$28,827

Note B—On April 7, 2011 the Company completed the sale of $250.0 million in aggregate principal amount of 8.125% Senior Notes due 2021 (the “Notes”). The Notes bear an interest rate of 8.125% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year commencing on October 1, 2011. The notes mature on April 1, 2021. The Company also entered into a fourth amended and restated credit agreement (the “Amended Credit Agreement”). The Amended Credit Agreement, among other things, provides an increased borrowing facility up to $200.0 million, extends the maturity date of the borrowings under the revolving credit facility to April 7, 2016 and amends fee and pricing terms. Furthermore the Company has the option to increase the availability under the revolving credit facility by $50.0 million. The Company also purchased all of its outstanding 8.375% senior subordinated notes due 2014 in the aggregate principal amount of $183.8 million that were not held by its affiliates, repaid all of the term loan A and term loan B outstanding under its then existing credit facility and retired the 8.375% senior subordinated notes due 2014 in the aggregate principal amount of $26.2 million that were held by an affiliate. The Company incurred debt extinguishment costs related primarily to premiums and other transaction costs associated with the tender and early redemption and wrote off deferred financing costs associated with the 8.375% Senior Subordinated Notes totaling $7.3 million ($.62 per share on a diluted basis) and recorded a provision for foreign income taxes of $2.1 million ($.18 per share on a diluted basis) resulting from the retirement of $26.2 million that were held by an affiliate.

Note C—The following table reconciles net income to net income, adjusted to exclude refinancing charges and an associated income tax provision. The Company presents net income, adjusted to exclude refinancing charges and an associated income tax provision, to provide an indication of the Company’s core operating performance and facilitate a comparison between the 2010 and 2011 periods.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income (loss), as reported	($1,107)	$3,415	$7,622	$5,481
Refinancing charges	7,335	0	7,335	0
Provision for income tax associated with the refinancing	2,100	0	2,100	0

Net income, as adjusted	$8,328	$3,415	$17,057	$5,481

CONDENSED CONSOLIDATED BALANCE SHEETS

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	June 30, 2011	December 31, 2010
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$60,094	$35,311
Accounts receivable, net	147,305	126,409
Inventories	205,752	192,542
Deferred tax assets	10,496	10,496
Unbilled contract revenue	17,556	12,751
Other current assets	12,156	12,800

Total Current Assets	453,359	390,309

Property, Plant and Equipment	257,047	253,077
Less accumulated depreciation	189,474	184,294

Total Property Plant and Equipment	67,573	68,783

Other Assets
Goodwill	9,891	9,100
Other	90,511	84,340

Total Other Assets	100,402	93,440

Total Assets	$621,334	$552,532

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$116,494	$95,695
Accrued expenses	65,206	59,487
Current portion of long-term debt	1,291	13,756
Current portion of other postretirement benefits	2,178	2,178

Total Current Liabilities	185,169	171,116

Long-Term Liabilities, less current portion
Senior Notes	250,000	183,835
Revolving credit	90,500	113,300
Other long-term debt	4,948	5,322
Deferred tax liability	9,721	9,721
Other postretirement benefits and other long-term liabilities	22,662	22,863

Total Long-Term Liabilities	377,831	335,041

Shareholders’ Equity	58,334	46,375

Total Liabilities and Shareholders’ Equity	$621,334	$552,532

BUSINESS SEGMENT INFORMATION (UNAUDITED)

PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
NET SALES

Supply Technologies	$125,522	$97,185	$248,748	$191,423
Aluminum Products	33,452	37,572	72,493	74,160
Manufactured Products	87,834	63,546	167,195	124,421

	$246,808	$198,303	$488,436	$390,004

INCOME (LOSS) BEFORE INCOME TAXES

Supply Technologies	$8,419	$5,311	$17,052	$9,795
Aluminum Products	1,304	2,299	4,618	4,235
Manufactured Products	11,333	7,597	19,879	12,529

	21,056	15,207	41,549	26,559
Corporate and Other Costs	(4,722)	(4,246)	(8,945)	(7,228)
Interest Expense	(6,894)	(6,167)	(12,757)	(11,603)
Debt extinguishment costs	(7,335)	0	(7,335)	0

	$2,105	$4,794	$12,512	$7,728